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                                                                     EXHIBIT 5.1


                  [Letterhead of Calfee, Halter & Griswold LLP]

                                November 27, 2002

RPM International Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258

         We are familiar with the proceedings taken and proposed to be taken by RPM International Inc., a Delaware corporation (the "Company"), with respect to 230,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), and up to $1,100,000 in principal amount of deferred compensation obligations (the "Obligations") to be issued from time to time in accordance with the terms and conditions of the Company's Deferred Compensation Plan, as amended (the "Plan"). As counsel for the Company, we have assisted in preparing a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration of the Shares and Obligations under the Securities Act of 1933, as amended (the "Securities Act").

         In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that:

         1. The Shares are duly authorized and, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable; and

         2. The Obligations are duly authorized and, when issued in accordance with the terms and conditions of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

         Our opinion is limited solely to the laws of the State of Delaware.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                              Very truly yours,

                                              /s/ Calfee, Halter & Griswold LLP

                                              CALFEE, HALTER & GRISWOLD LLP